Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Penske Automotive Group, Inc. Registration Statements No. 333-204337, 333-26219, 333-177855 on Form S-8 and in Registration Statement No. 333-234681 on Form S-3 of our report dated February 21, 2020, relating to the financial statements of Penske Truck Leasing Co., L.P., appearing in this Annual Report on Form 10-K of Penske Automotive Group, Inc. for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

Detroit, Michigan

February 21, 2020